Exhibit 10.10
        1MASTER GUARANTEE REIMBURSEMENT AND LOAN AGREEMENT


      This AGREEMENT is entered into as of the 26th day of February, 1998, by and among Thermo TerraTech Inc. (the "Parent") and those of its subsidiaries that join in this Agreement by executing the signature page hereto (the "Majority Owned Subsidiaries").

                                   WITNESSETH:

      WHEREAS, the majority owned subsidiaries and their wholly-owned subsidiaries wish to enter into various financial transactions, such as convertible or nonconvertible debt, loans, and equity offerings, and other contractual arrangements with third parties (the "Underlying Obligations") and may provide credit support to, on behalf of or for the benefit of, other subsidiaries of the Parent ("Credit Support Obligations");

      WHEREAS, the Majority Owned Subsidiaries and the Parent acknowledge that the Majority Owned Subsidiaries and their wholly-owned subsidiaries may be unable to enter into many kinds of Underlying Obligations without a guarantee of their performance thereunder from the Parent (a "Parent Guarantee") or without obtaining Credit Support Obligations from other Majority Owned Subsidiaries;

      WHEREAS, the Majority Owned Subsidiaries and their wholly-owned subsidiaries may borrow funds from the Parent, and the Parent may loan funds or provide credit to the Majority Owned Subsidiaries and their wholly-owned subsidiaries, on a short-term and unsecured basis; and

      WHEREAS, the Parent is willing to consider continuing to issue Parent Guarantees and providing credit, and the Majority Owned Subsidiaries are willing to consider continuing to provide Credit Support Obligations and to borrow funds, on the terms and conditions set forth below;

      NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties agree as follows:

1. If the Parent provides a Parent Guarantee of an Underlying Obligation, and the beneficiary(ies) of the Parent Guarantee enforce the Parent Guarantee, or the Parent performs under the Parent Guarantee for any other reason, then the Majority Owned Subsidiary that is obligated, either directly or indirectly through a wholly-owned subsidiary, under such Underlying Obligation shall indemnify and save harmless the Parent from any liability, cost, expense or damage (including reasonable attorneys' fees) suffered by the Parent as a result of the Parent Guarantee. If a Majority Owned Subsidiary or a wholly-owned subsidiary thereof provides a Credit Support Obligation for any subsidiary of the Parent, other than a subsidiary of such Majority Owned Subsidiary, and the beneficiary(ies) of the Credit Support Obligation enforce the Credit Support Obligation, or the Majority Owned Subsidiary or its wholly-owned subsidiary performs under the Credit Support Obligation for any other reason, then the Parent shall indemnify and save harmless the Majority Owned Subsidiary or its wholly-owned subsidiary, as applicable, from any liability, cost, expense or damage (including reasonable attorneys' fees) suffered by the Majority Owned Subsidiary or its wholly-owned subsidiary, as applicable, as a result of the Credit Support Obligation. Without limiting the foregoing, Credit Support Obligations include the deposit of funds by a Majority Owned Subsidiary or a wholly-owned subsidiary thereof in a credit arrangement with a banking facility whereby such funds are available to the banking facility as collateral for overdraft obligations of other Majority Owned Subsidiaries or their subsidiaries also participating in the credit arrangement with such banking facility.

2. For purposes of this Agreement, the term "guarantee" shall include not only a formal guarantee of an obligation, but also any other arrangement where the Parent is liable for the obligations of a Majority Owned Subsidiary or its wholly-owned subsidiaries. Such other arrangements include
      (a) representations, warranties and/or covenants or other obligations joined in by the Parent, whether on a joint or joint and several basis, for the benefit of the Majority Owned Subsidiary or its wholly-owned subsidiaries and (b) responsibility of the Parent by operation of law for the acts and omissions of the Majority Owned Subsidiary or its wholly-owned subsidiaries, including controlling person liability under securities and other laws.

3. Promptly after the Parent receives notice that a beneficiary of a Parent Guarantee is seeking to enforce such Parent Guarantee, the Parent shall notify the Majority Owned Subsidiary(s) obligated, either directly or indirectly through a wholly-owned subsidiary, under the relevant Underlying Obligation. Such Majority Owned Subsidiary(s) or wholly-owned subsidiary thereof, as applicable, shall have the right, at its own expense, to contest the claim of such beneficiary. If a Majority Owned Subsidiary or wholly-owned subsidiary thereof, as applicable, is contesting the claim of such beneficiary, the Parent will not perform under the relevant Parent Guarantee unless and until, in the Parent's reasonable judgment, the Parent is obligated under the terms of such Parent Guarantee to perform. Subject to the foregoing, any dispute between a Majority Owned Subsidiary or wholly-owned subsidiary thereof, as applicable, and a beneficiary of a Parent Guarantee shall not affect such Majority Owned Subsidiary's obligation to promptly indemnify the Parent hereunder. Promptly after a Majority Owned Subsidiary or wholly-owned subsidiary thereof, as applicable, receives notice that a beneficiary of a Credit Support Obligation is seeking to enforce such Credit Support Obligation, the Majority Owned Subsidiary shall notify the Parent. The Parent shall have the right, at its own expense, to contest the claim of such beneficiary. If the Parent or the subsidiary of the Parent on whose behalf the Credit Support Obligation is given is contesting the claim of such beneficiary, the Majority Owned Subsidiary or wholly-owned subsidiary thereof, as applicable, will not perform under the relevant Credit Support Obligation unless and until, in the Majority Owned Subsidiary's reasonable judgment, the Majority Owned Subsidiary or wholly-owned subsidiary thereof, as applicable, is obligated under the terms of such Credit Support Obligation to perform. Subject to the foregoing, any dispute between the Parent or the subsidiary of the Parent on whose behalf the Credit Support Obligation was given, on the one hand, and a beneficiary of a Credit Support Obligation, on the other, shall not affect the Parent's obligation to promptly indemnify the Majority Owned Subsidiary or its wholly-owned subsidiary, as applicable, hereunder.

4. Upon the request of a Majority Owned Subsidiary, the Parent may make loans and advances to the Majority Owned Subsidiary or its wholly-owned subsidiaries on a short-term, revolving credit basis, from time to time in such amounts as mutually determined by the Parent and the Majority Owned Subsidiary. The aggregate principal amount of such loans and advances shall be reflected on the books and records of the Majority Owned Subsidiary (or wholly-owned subsidiary, as applicable) and the Parent. All such loans and advances shall be on an unsecured basis unless specifically provided otherwise in loan documents executed at that time. The Majority Owned Subsidiary or its wholly-owned subsidiaries, as applicable, shall pay interest on the aggregate unpaid principal amount of such loans from time to time outstanding at a rate ("Interest Rate") equal to the rate of the Commercial Paper Composite Rate for 90-day maturities as reported by Merrill Lynch Capital Markets, as an average of the last five business days of such Majority Owned Subsidiary's latest fiscal quarter then ended, plus twenty-five (25) basis points. The Interest Rate shall be adjusted on the first business day of each fiscal quarter of such Majority Owned Subsidiary pursuant to the Interest Rate formula contained in the preceding sentence and shall be in effect for the entirety of such fiscal quarter. Interest shall be computed on a 360-day basis. The aggregate principal amount outstanding and accrued interest thereon shall be payable on demand. The principal and accrued interest may be paid by the Majority Owned Subsidiaries or their wholly-owned subsidiaries, as applicable, at any time or from time to time, in whole or in part, without premium or penalty. All payments shall be applied first to accrued interest and then to principal. Principal and interest shall be payable in lawful money of the United States of America, in immediately available funds, at the principal office of the Parent or at such other place as the Parent may designate from time to time in writing to the Majority Owned Subsidiary. The unpaid principal amount of any such borrowings, and accrued interest thereon, shall become immediately due and payable, without demand, upon the failure of the Majority Owned Subsidiary or its wholly-owned subsidiary, as applicable, to pay its debts as they become due, the insolvency of the Majority Owned Subsidiary or its wholly-owned subsidiary, as applicable, the filing by or against the Majority Owned Subsidiary or its wholly-owned subsidiary, as applicable, of any petition under the U.S. Bankruptcy Code (or the filing of any similar petition under the insolvency law of any jurisdiction), or the making by the Majority Owned Subsidiary or its wholly-owned subsidiary, as applicable, of an assignment or trust mortgage for the benefit of creditors or the appointment of a receiver, custodian or similar agent with respect to, or the taking by any such person of possession of, any property of the Majority Owned Subsidiary or its wholly-owned subsidiary, as applicable. In case any payments of principal and interest shall not be paid when due, the Majority Owned Subsidiary or its wholly-owned subsidiary, as applicable, further promises to pay all cost of collection, including reasonable attorneys' fees.

5. All payments required to be made by a Majority Owned Subsidiary or its wholly-owned subsidiaries, as applicable, shall be made within two days after receipt of notice from the Parent. All payments required to be made by the Parent shall be made within two days after receipt of notice from the Majority Owned Subsidiary.

6. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts made and performed therein.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.


      THERMO TERRATECH INC.


                               By:  /s/ John P. Appleton
                                    John P. Appleton
                               Title:     President


                               THE RANDERS GROUP INCORPORATED


                               By:  /s/ Emil C. Herkert
                                    Emil C. Herkert
                               Title:     President